As filed with the Securities and Exchange Commission on May 11, 2004

Registration No. 333-82417

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRAFTECH INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Delaware	06-1385548
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1521 Concord Pike
Brandywine West
Suite 301
Wilmington, Delaware 19803
(302) 778-8227
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Karen G. Narwold, Esq.
Vice President, General Counsel, Human Resources & Secretary
GrafTech International Ltd.
1521 Concord Pike
Brandywine West
Suite 301
Wilmington, Delaware 19803
(302) 778-8214
(Name, address, including zip code and telephone number,
including area code, of agent for service)

With a copy to:
M. Ridgway Barker, Esq.
Kelley Drye & Warren LLP
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901
(203) 324-1400

        Approximate date of commencement of proposed sale to the public: Not applicable.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

DEREGISTRATION OF SECURITIES

        We are filing this Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (the “Registration Statement”) to deregister securities registered for resale by our directors and officers. The Registration Statement registered 2,806,501 shares (the “Shares”) of our common stock, par value $0.01 per share. All Shares which remain unsold under the Registration Statement are hereby deregistered. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement. Concurrently herewith, we will register all Shares held by current officers and directors which remain unsold under the Registration Statement on a new registration statement, together with remaining unsold shares held by current officers and directors from registration statement on Form S-3 (Registration No. 333-26097), for the purpose of consolidating and updating such registration statements.

Item 16. Exhibits and Financial Statement Schedules

        (a)    The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number	Description of Exhibit
24.1*	Power of Attorney for R. Eugene Cartledge.
24.2*	Power of Attorney for Mary B. Cranston.
24.3**	Power of Attorney for Harold E. Layman.
24.4*	Power of Attorney for Ferrell P. McClean.
24.5*	Power of Attorney for Michael C. Nahl.
24.6*	Power of Attorney for Gilbert E. Playford.
24.7*	Power of Attorney for John R. Hall.
24.8(1)	Power of Attorney for Craig S. Schular.
_____________________
*	Previously filed
**	Filed herewith

(1)	Incorporated by reference to our registration statement on Form S-3 (Registration No. 333-90370).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 11th day of May, 2004.

GRAFTECH INTERNATIONAL LTD. By: /s/ Corrado F. De Gasperis Name: Corrado F. De Gasperis Title: Vice President, Chief Financial Officer & Chief Information Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Craig S. Shular Craig S. Shular	Chief Executive Officer & President and Director (Principal Executive Officer)	May 11, 2004
/s/ Corrado F. De Gasperis Corrado F. De Gasperis	Vice President, Chief Financial Officer & Chief Information Officer (Principal Financial and Accounting Officer)	May 11, 2004
* Gilbert E. Playford	Director	May 11, 2004
* R. Eugene Cartledge	Director	May 11, 2004
* Mary B. Cranston	Director	May 11, 2004
* John R. Hall	Director	May 11, 2004
* Harold E. Layman	Director	May 11, 2004
Signatures	Title	Date
* Ferrell P. McClean	Director	May 11, 2004
* Michael C. Nahl	Director	May 11, 2004
*By /s/ Corrado F. De Gasperis Corrado F. DeGasperis, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

24.3	Power of Attorney for Harold E. Layman.